UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2010
VERINT SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49790	11-3200514

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 962-9600
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On June 18, 2010, Verint Systems Inc. (“Verint”) made available on its website at www.verint.com certain financial information for the years ended January 31, 2006, 2007, 2008, 2009, and 2010, as well as the three months ended April 30, July 31, and October 31, 2009 and January 31 and April 30, 2010 not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Verint also provided reconciliations of such non-GAAP financial information to the most directly comparable financial measures prepared in accordance with GAAP. A copy of such financial information is attached as Exhibit 99.2 hereto, which is incorporated by reference into Items 2.02 and 7.01 in its entirety. Neither Verint’s website nor the information on Verint’s website is included or incorporated in, or is a part of, this Current Report on Form 8-K.
Item 7.01 Regulation FD Disclosure.
On June 18, 2010, Verint issued a press release announcing that it had filed its Quarterly Reports on Form 10-Q for the three months ended April 30, 2009, July 31, 2009, and October 31, 2009 with the Securities and Exchange Commission. A copy of the press release is attached as Exhibit 99.1 hereto, which is incorporated by reference into Item 7.01 in its entirety.
The information referred to in “Item 2.02 Results of Operations and Financial Condition” above is hereby incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release of Verint Systems Inc., dated June 18, 2010.
99.2	Certain Financial Information of Verint Systems Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.
Date: June 18, 2010	By:	/s/ Douglas E. Robinson
		Name:	Douglas E. Robinson
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of Verint Systems Inc., dated June 18, 2010.
99.2	Certain Financial Information of Verint Systems Inc.